UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

420 National Business Parkway, Fifth Floor
Annapolis Junction, MD 20701
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2016, Colfax Corporation (the "Company") held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2016.  The final results for each proposal are set forth below.

Proposal 1:  Election of Directors

The Company’s stockholders elected eight directors to the Company’s Board of Directors, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstain	Broker non-votes
Mitchell P. Rales	109,898,840	1,471,462	167,880	3,725,468
Matthew L. Trerotola	110,816,896	551,680	169,606	3,725,468
Patrick W. Allender	92,629,893	18,738,645	169,644	3,725,468
Thomas S. Gayner	74,535,645	36,822,347	180,190	3,725,468
Rhonda L. Jordan	79,927,450	31,441,820	168,912	3,725,468
San W. Orr, III	109,195,054	2,173,072	170,056	3,725,468
A. Clayton Perfall	93,172,384	18,184,358	181,440	3,725,468
Rajiv Vinnakota	81,382,029	29,986,558	169,595	3,725,468

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
114,988,982	91,800	182,868	—

Proposal 3: Approval of the Colfax Corporation 2016 Omnibus Incentive Plan

The Company’s stockholders approved the adoption of the Colfax Corporation 2016 Omnibus Incentive Plan.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstain	Broker non-votes
101,357,534	9,982,843	197,805	3,725,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLFAX CORPORATION

Date: May 17, 2016	By:	/s/ C. Scott Brannan
	Name:	C. Scott Brannan
	Title:	Senior Vice President, Finance and Chief Financial Officer